EXHIBIT 10.17

                                 R.E. HARRINGTON
                         DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT, executed the 15th day of May 1987, is by and between R.E. HARRINGTON, INC. (hereinafter referred to as the "Corporation"), and Robert R. Parker, an individual residing in the State of Ohio (hereinafter referred to as the "Employee").

                                    RECITALS

        A. The Employee is employed by the Corporation, and the Corporation recognizes the valuable services heretofore performed for it by the Employee and wishes to encourage Employee's continued employment.

        B. The Employee wished to be assured that Employee or Employee's family will be entitled to a certain amount of compensation for some definite period of time from and after Employee's retirement from active service with the Corporation, or other termination of such employment whether by reason of Employee's death or otherwise.

        C. The parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to the Employee or Employee's family after Employee's retirement or such other termination of Employee's employment;

        NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

ss.1.     SALARY REDUCTION; FORM OF BENEFITS

        Employee agrees to reduce his salary from the Corporation by the amount designated on Schedule A hereto, which is the same amount Employee will receive from Cordura Corporation as deferred Compensation. Employee will receive no salary from the Corporation following the execution of this Agreement until the salary foregone equals the above amount. Employee or his beneficiary will receive under this Agreement either retirement or termination benefits or death benefits (but only one), pursuant to ss. 2 and ss.3, below.

ss.2.     RETIREMENT OR TERMINATION BENEFITS

        In consideration of Employee's salary reduction pursuant to ss.1, above, and of Employee's remaining in the employ of the Corporation, upon retirement or other termination (whether voluntary or involuntary) from the Corporation, Employee shall receive as deferred compensation the sum $9,041.50 per month ("Monthly Payment") for 180 months, payable as follows (check one upon execution of this Agreement):

          _____       (a)    Commencing at age 65.

          _____       (b)    Commencing at age 55, provided that the Monthly
                             Payment shall be reduced to $6,763.04.

          _____       (c)    Commencing at age __ (select 56 to 64), provided
                             that the Monthly Payment shall be reduced by 0.21% for each month before Employee's 65th birthday from the initial Monthly Payment. For example, if Employee selects age 60 (and payments commence on his 60th birthday), the Monthly Payment would be $7,902.27 ($9,041.50 - [60 mos. x .0021 x
                             $9,041.50].

            X         (d)    Employee elects to defer the  making  of  an
          -----              election as to the time of commencement and amount
                             of the Monthly Payments as described above until no later than the last day of the calendar year preceding the calendar year in which Employee's retirement or termination from the Corporation takes place, provided that the Employee must obtain the consent of the Corporation (which may be withheld at its discretion) at such time for any commencement date other than Employee's 65th birthday or such Monthly Payments shall commence upon Employee's attaining age 65 as described in
                             (a), above.


        The Corporation shall not commence making Monthly Payments until Employee has retired from (or otherwise has terminated employment with the Corporation, whether voluntarily or involuntarily), unless the Employee has attained age 65 and is still in the employ of the Corporation, in which event the Corporation shall commence making the Monthly Payments upon Employee's attaining age 65. For purposes of calculating the amount of the Monthly Payment, the actual, rather than earlier elected, commencement date shall govern.

        In the event that the Employee should die after the Monthly Payments have commenced but prior to their completion, the unpaid balance of the Monthly Payments due determined above will continue to be paid by the Corporation to the beneficiary referred to in ss.3, below.

ss.3.     DEATH BENEFIT

        In consideration of Employee's salary reduction pursuant to ss.1, above, and of Employee's remaining in the employ of the Corporation, the Corporation agrees that, in the event of the death of the Employee prior to receiving Monthly Payments pursuant to ss.1, above, while still in the active employ of the Corporation, it will commence to pay the Monthly Payments of $9,041.50 determined pursuant to ss.2 (a), above (regardless of the election selected) for a period of one hundred eighty (180) months commencing on the first day of the fourth month following Employee's death. In the event that Employee dies following termination of employment with the Corporation but prior to the commencement of Monthly Payments pursuant to ss.2, above, the amount of the payments hereunder shall be equal to the amount of the Monthly Payment selected pursuant to ss.2, above, but which never commenced. The Corporation shall make payments under this ss.3 to the Employee's then living beneficiary as designated in writing to the Corporation, if any, if none; or from and after his or her death, then to the Employee's then living spouse, if any, if none; or from and after such spouse's death, then to the then living children of the Employee, if any, in equal shares; and if none, or from and after their lives, any balance thereof in one lump sum to the estate of the Employee. A beneficiary designation form is attached as Schedule B. However, death benefits under this ss. 3 shall not be payable if the death of Employee results from suicide, whether sane or insane, within two years after the later of the execution of this Agreement or the Corporation's purchase of insurance pursuant to ss.7, below; instead the Company shall pay to such beneficiary the lump sum designated on Schedule A.

ss.4.     EMPLOYEE'S ACTIVITIES

        In consideration of the foregoing agreements of the Corporation and of the payments to be made by the Corporation pursuant thereto, the Employee hereby agrees that, so long as Employee remains in the active employ of the Corporation, Employee will devote substantially all of Employee's time, skill, diligence and attention to the business of the Corporation.

ss.5.     RELATIONS OF THE PARTIES

        Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, the Employee's designated beneficiary, other beneficiaries of the Employee or any other person.

ss.6.     EMPLOYEE'S UNSECURED GENERAL CREDITOR STATUS

        The payments to the Employee or Employee's designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation, and no person shall have, by virtue of the provisions of this Agreement, any interest in such assets. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

ss.7.     INSURANCE POLICIES

        The Corporation intends to purchase, or has purchased, an insurance policy or policies insuring the life of the Employee to allow the Corporation to recover the cost of providing the benefits hereunder. However, neither the Employee, Employee's designated beneficiary nor any other beneficiary shall have any rights whatsoever therein; the Corporation shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

ss.8.     NOT AN EMPLOYMENT CONTRACT

        Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employ of the Corporation in any capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, payable after termination of Employee's employment with the Corporation, and is not intended to be an employment contract.

ss.9.     PROHIBITION ON TRANSFER

        Neither the Employee, Employee's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable hereunder, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee, Employee's spouse, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

ss.10.    NAMED FIDUCIARY

        The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and its shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

ss.11.    CORPORATION TO MAKE DETERMINATION

        The Corporation shall make all determinations as to rights to and amounts of benefits under this Agreement. Any decision by the Corporation reducing the payments made hereunder or denying a claim by the Employee or Employee's beneficiary for benefits pursuant to this Agreement shall be stated in writing and delivered or mailed to the Employee or such beneficiary. Such decision shall set forth the specific reasons for the reduction or denial, written to the best of the Corporations ability in a manner that may be understood without legal or actual counsel. In addition, the Corporation shall afford a reasonable opportunity to the Employee or such beneficiary for a full and fair review of the decision denying such claim.

ss.12.    AUTHORITY OF THE CORPORATION'S BOARD OF DIRECTORS

        Subject to the foregoing, the Board of Directors of the Corporation shall have full power and authority to interpret, construe and administer this Agreement. The interpretation and construction of this Agreement by the Board of Directors of the Corporation, and any action taken thereunder, shall be binding and conclusive upon all parties in interest. No member of the Board of Directors of the Corporation shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Agreement. so long as such action or admission to act be made in good faith.

ss.13.    AMENDMENT

        This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

ss.14.    BINDING NATURE

        This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, Employee's successors, assigns, heirs, executors, administrators and beneficiaries.

ss.15.    NOTICE

        Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

ss.16.    GOVERNING LAW

        This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                            CORPORATION:

                                            R.E. HARRINGTON, INC.

                                            By: /s/ ROBERT J. COVERT
                                                --------------------
                                            Title: V.P. & Treasurer


                                            EMPLOYEE:

                                            /s/ ROBERT R. PARKER
                                            --------------------
                                            Robert R. Parker





                                  SCHEDULE A

                             Salary Reduction Amount